                                                                    EXHIBIT 24.1

                        NEW REGIONS FINANCIAL CORPORATION

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of NEW REGIONS FINANCIAL CORPORATION ("New Regions") hereby constitute and appoint Carl E. Jones, Jr. and R. Alan Deer, and each of them, the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution and resubstitution, and with full power and authority in said agents and attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of New Regions, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger of Regions Financial Corporation and Union Planters Corporation and to sign any and all amendments to such Registration Statements.



                                           By: /s/ Jackson W. Moore
                                              ----------------------------------
                                                Jackson W. Moore



                                           By: /s/ D. Bryan Jordan
                                              ----------------------------------
                                                D. Bryan Jordan



                                           By: /s/ Ronald C. Jackson
                                              ----------------------------------
                                                Ronald C. Jackson

February 24, 2004